Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of report (date of earliest event reported):
December 4, 2009

NaturalNano, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49901	87-0646435
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

15 Schoen Place
Pittsford, New York 14534
(Address of principal executive offices)

 (585) 267-4850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 4, 2009, NaturalNano, Inc. (the “Company”) received gross proceeds of $225,000 pursuant to the terms of a subscription agreement (the “Subscription Agreement”) dated as of November 30, 2009 with an accredited investor ( the “Investor”). Pursuant to the terms of the Subscription Agreement the Company issued to the Investor (i) a 10% Subordinated Secured Convertible Promissory Note in the principal amount of $225,000 (the “Note”) and  (ii) a five-year common stock purchase warrant (the “Warrant”) to purchase 45,000,000 shares, subject to adjustment as described in the Warrant (the “Warrant Shares”), of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at an exercise price of $0.025 per share (the “Offering”) for a purchase price of $225,000.

The Note has a 15-month term, bears interest at 10% per annum and is secured by certain assets of the Company pursuant to a security agreement, dated November 30, 2009 (the “Security Agreement”).  The Note is convertible by the Investor into Common Stock (“Conversion Shares”) at any time prior to maturity (provided that such conversion does not result in the holder and its affiliates beneficially owning in excess of 4.99% (9.99% upon 61 days’ prior written notice) of the issued and outstanding Common Stock) at $0.005 per share (the “Conversion Price”), subject to adjustment upon the occurrence of certain events, including the issuance of Common Stock at less than the Conversion Price.  Interest under the Note is due quarterly in cash or if registered, Common Stock at a 20% discount in accordance with a formula set forth in the Note.  The Note and security interest therein is subordinate to certain outstanding indebtedness of the Company (“Senior Debt”) held by Platinum Long Term Growth IV, LLC, Platinum Advisors LLC and Longview Special Finance Inc. (“Senior Lenders”). Upon the occurrence of Events of Default as set forth in the Note, the principal and interest due under the Note may be accelerated and the interest rate payable may be increased to 18%.

The Warrant provides for cashless exercise and contains full ratchet and other anti-dilution provisions.  The Warrant is convertible by the Investor into Common Stock at any time during the term of the Warrant (provided that such exercise does not result in the holder and its affiliates beneficially owning in excess of 4.99% (9.99% upon 61 days’ prior written notice) of the issued and outstanding Common Stock.

The Subscription Agreement provides for mandatory redemption, at the Investor’s election, by the Company of outstanding principal and interest under the Note, if the Company (i) is prohibited from issuing Conversion Shares or Warrant Shares, (ii) redeemed securities junior to the Note, or (iii) liquidated, dissolved or wound-up, or, if an Event of Default (as defined in the Note and Subscription Agreement) occurred which is not cured in 7 days.  In addition, upon a Change of Control (as defined in the Subscription Agreement), the Company may be required, at the Investor’s election, to pay the Investor an amount equal to the principal outstanding amount under the Note multiplied by 125%, plus unpaid interest.

If the Investor  is required to purchase Common Stock to deliver in satisfaction of a sale which it was entitled to receive from the Company, then, the Company will be required to pay the Investor an amount by which the Investor’s total purchase price exceeds the principal and/or interest amount of the Note or the Warrant for which such conversion or exercise, as the case may be, was not timely honored, together with interest at the rate of 10% per annum, accruing until such amount and any accrued interest is paid in full.

So long as the Note is outstanding, without the Investor’s consent, the Company is subject to certain negative covenants, such as creating a lien or amending its charter or bylaws, as described in the Subscription Agreement.

The Conversion Shares and Warrant Shares have piggyback registration rights as described in the Subscription Agreement.

Except for certain excepted issuances, as described in the Subscription Agreement, if, during the term of the Note, the Company consummates a new equity raising or financing transaction as described in the Subscription Agreement, the Investor has the right to exchange the Note for securities issued in such new transaction.

The Investor is entitled to liquidated damages of $100 per business day for each $10,000 of principal under the Note for Conversion Shares or purchase price of Warrant Shares or the Mandatory Redemption Amount that is not timely paid or delivered or for Unlegended Shares (as defined in the Subscription Agreement) not timely delivered. In addition, the company may be required to redeem the Conversion Shares at a price per share equal to the greater of 120% or the Unlegened Redemption Amount (assuch terms are defined in the Subscription Agreement) for failure to deliver Unlegended Shares for 30 days in any 360 day period.

Use of proceeds from the Offering, after taking into account expenses related to the Offering, including a $20,000 commitment fee paid to the Investor and $7,500 paid to the Investor’s counsel, will be used for general working capital purposes, except that up to $40,000 may be used to retire outstanding indebtedness incurred by the Company from October 15, 2009 to November 30, 2009.

The issuances of the Note and Warrant were made pursuant to a private placement under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and/or Rule 506 of Regulation D promulgated under the Act, pursuant to the terms of the Subscription Agreement.

Pursuant to forbearance agreements, dated November 30, 2009 (the “Forbearance Agreements”), with each of its current secured lenders (the “Senior Lenders”), each such Senior Lender agreed to forbear from exercising its rights and remedies under the Senior Debt and related loan documents until June 1, 2010, unless earlier terminated in accordance with the Forbearance Agreements. During the forbearance period, the Company agrees, among other things, not to make any payment or concession to other lenders without the consent of the Senior Lenders.  The Senior Lenders have also agreed, pursuant to a consent agreement with the Company, dated November 30, 2009 (the “Consent Agreement”), to permit the Company to issue the Note, as junior debt.

For all the terms and conditions of the Subscription Agreement, Note, Warrant, Security Agreement, Forbearance Agreements and Consent Agreement, reference is hereby made to such documents or the forms of such documents annexed hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, respectively.  All statements made herein concerning the foregoing are qualified by reference to said Exhibits.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The  disclosure set forth above under Item 1.01 (Entry Into a Material Definitive Agreement) is hereby incorporated by reference into this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities

The  disclosure set forth above under Item 1.01 (Entry Into a Material Definitive Agreement) is hereby incorporated by reference into this Item 3.02.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Form of Subscription Agreement

10.2	Form of Subordinated Secured Promissory Note

10.3	Form of Common Stock Purchase Warrant

10.4	Form of Security Agreement

10.5	Forbearance Agreement, dated November 30, 2009, between the Company and Platinum Long Term Growth IV, LLC

10.6	Forbearance Agreement, dated November 30, 2009, between the Company and Platinum Advisors LLC

10.7	Forbearance Agreement, dated November 30, 2009, between the Company and Longview Special Finance Inc.

10.8	Consent Agreement, dated November 30, 2009, between the Company and Platinum Long Term Growth IV, LLC, Platinum Advisors LLC and Longview Special Finance Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NaturalNano, Inc.

Date: December 7, 2009	By:	/s/James Wemett
James Wemett
Acting Chief Executive Officer